LifeVantage Announces Financial Results for the
Third Quarter of Fiscal 2022
Initiates first quarterly dividend of $0.03 per common share

Salt Lake City, UT, May 3, 2022, LifeVantage Corporation (Nasdaq: LFVN) today reported financial results for its third fiscal quarter ended March 31, 2022. The Company also announced the initiation of a quarterly dividend of $0.03 per common share.
Third Quarter Fiscal 2022 Summary*:
•Revenue of $50.0 million, a decrease of 3.0% from the prior year period. Excluding the negative impact of foreign currency fluctuations, third quarter revenue was down less than 1%;

•Total active accounts declined 6.5% from the prior year period to 157,000 as growth of 4.3% in Asia/Pacific & Europe was more than offset by declines of 10.7% in the Americas;
•Earnings per diluted share were $0.09, versus $0.12 a year ago;
•Adjusted earnings per diluted share were $0.12, versus $0.20 a year ago;
•Adjusted EBITDA of $3.4 million, a decrease of 29.2% from the prior period;
•Repurchased approximately 326,000 shares; and
•Strong balance sheet with $17.8 million of cash and no debt.
* All comparisons are on a year over year basis and compare the third quarter of fiscal 2022 to the third quarter of fiscal 2021, unless otherwise noted.
“Activity levels improved in the third quarter but remained challenged. We are encouraged by recent trends and continue to expect that our ongoing efforts to transform our business will lead to accelerating sales and earnings growth in the future,” said Steve Fife, Chief Executive Officer of LifeVantage. “Based on our strong balance sheet and positive long-term outlook, we have initiated a quarterly dividend of $0.03, underscoring our confidence in our business model to deliver strong results and increase shareholder value. I’m pleased with our early progress on key initiatives aimed at strengthening the alignment between product development and marketing as well as the evolution of our digital strategy. We are advancing our customer-focused narrative with sharper messaging and proprietary digital tools, improving experiences across the lifecycle of engagement and helping drive stronger outcomes for all stakeholders.”
Third Quarter Fiscal 2022 Results
For the third fiscal quarter, the Company reported revenue of $50.0 million, a 3.0% decrease compared to the third quarter of fiscal 2021. Excluding the negative impact of foreign currency fluctuations, third quarter revenue was down less than 1%. Revenue in the Americas decreased 8.2% compared to the prior year period and was partially offset by gains in Asia/Pacific & Europe where revenue increased 9.3%. Hosting in-person meetings continues to pose a challenge in certain markets but the Company remains committed to providing digital tools and support to distributors.
Gross profit for the third quarter of fiscal 2022 was $40.3 million, or 80.7% of revenue, compared to $42.8 million, or 82.9% of revenue, for the same period in fiscal 2021. The decline in gross profit margin was due to increased inventory obsolescence costs, higher shipping expenses, and mix shifts related to product and geography.
Commissions and incentives expense for the third quarter of fiscal 2022 was $23.2 million, or 46.4% of revenue, compared to $25.2 million, or 48.8% of revenue, for the same period in fiscal 2021. The decrease in commissions and incentives expense as a percentage of revenue reflects the timing and magnitude of incentive and promotional programs.

Selling, general and administrative (SG&A) expense for the third quarter of fiscal 2022 was $15.3 million, or 30.6% of revenue, compared to $15.5 million, or 30.1% of revenue, for the same period in fiscal 2021. Adjusted for nonrecurring expenses, which are detailed in the GAAP to non-GAAP reconciliation tables included at the end of this press release, adjusted non-GAAP SG&A expenses for the third quarter of fiscal 2022 were $14.7 million, or 29.3% of revenue, compared to adjusted non-GAAP SG&A expenses for the third quarter of fiscal 2021 of $14.4 million, or 27.9% of revenue.
Operating income for the third quarter of fiscal 2022 was $1.8 million compared to operating income of $2.1 million for the third quarter of fiscal 2021. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the third quarter of fiscal 2022 was $2.5 million compared to $3.2 million for the third quarter of fiscal 2021.
Net income for the third quarter of fiscal 2022 was $1.1 million, or $0.09 per diluted share, which compares to net income of $1.7 million, or $0.12 per diluted share for the third quarter of fiscal 2021. Accounting for non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the third quarter of fiscal 2022 was $1.6 million, or $0.12 per diluted share, compared to $2.8 million, or $0.20 per diluted share for the third quarter of fiscal 2021.
Adjusted EBITDA was $3.4 million for the third quarter of fiscal 2022, compared to $4.8 million for the comparable period in fiscal 2021.
Balance Sheet & Liquidity
The Company generated $5.2 million of cash from operations during the first nine months of fiscal 2022 compared to $7.9 million in the same period in fiscal 2021. Cash and cash equivalents at March 31, 2022 were $17.8 million, compared to $23.2 million at June 30, 2021 and there was no debt outstanding. During the third quarter of fiscal 2022, the Company repurchased approximately 0.3 million common shares for $1.7 million under its share repurchase program. During the nine months ended March 31, 2022, the Company repurchased 1.2 million common shares for $8.4 million under its share repurchase program.
Dividend Announcement
Today the Company announced the declaration of a cash dividend of $0.03 per common share. The dividend will be paid on May 31, 2022 to all stockholders of record at the close of business on May 17, 2022.
Fiscal Year 2022 Guidance
The Company is reducing its guidance for fiscal 2022 to reflect results in the third quarter. Revenue for fiscal 2022 is now expected to be in the range of $204 million to $207 million compared to previous guidance of $212 million to $220 million. Adjusted EBITDA for fiscal 2022 is now expected to be in the range of approximately $15 million compared to previous guidance of $18 million to $20 million. Adjusted earnings per share are now expected to be in the range of $0.52 to $0.56 compared to previous guidance of $0.67 to $0.71, which assumes a full year tax rate of approximately 23%. This guidance reflects the current trends in the business. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2022. The Company is not providing guidance for GAAP earnings per diluted share for fiscal 2022 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.
Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (877) 704-4453 from the U.S. International callers can dial (201) 389-0920. A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, May 10, 2022, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13728413, or (412) 317-6671 from international locations, and entering the confirmation code 13728413.

There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events-and-presentations or directly at here. The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN) is a pioneer in nutrigenomics, the study of how nutrition and naturally occurring compounds affect human genes to support good health. The Company engages in the identification, research, development, formulation and sale of advanced nutrigenomic activators, dietary supplements, nootropics, pre- and pro-biotics, weight management, skin and hair care, bath & body, and targeted relief products. The Company’s line of scientifically-validated dietary supplements includes its flagship Protandim® family of products, LifeVantage® Omega+™, ProBio™, IC Bright™, and Daily Wellness™ dietary supplements, TrueScience® is the Company's line of skin, hair, bath & body, and targeted relief products. The Company also markets and sells Petandim®, its companion pet supplement formulated to combat oxidative stress in dogs, Axio® its nootropic energy drink mixes, and PhysIQ™, its smart weight management system. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.
Cautionary Note Regarding Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, the impact of COVID-19 on our business, expected financial performance and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments as a result of future COVID-19 developments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contacts:

Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share data)	March 31, 2022	June 30, 2021
ASSETS
Current assets
Cash and cash equivalents	$17,796	$23,174
Accounts receivable	2,798	2,925
Income tax receivable	805	1,038
Inventory, net	16,276	16,145
Prepaid expenses and other	7,383	4,772
Total current assets	45,058	48,054

Property and equipment, net	10,035	11,123
Right-of-use assets	11,760	13,700
Intangible assets, net	620	719
Deferred income tax asset	1,077	1,208
Equity securities	2,205	2,205
Other long-term assets	1,460	1,723
TOTAL ASSETS	$72,215	$78,732

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$6,533	$6,744
Commissions payable	7,255	8,138
Income tax payable	78	830
Lease liabilities	2,688	2,151
Other accrued expenses	7,054	7,336
Total current liabilities	23,608	25,199

Long-term lease liabilities	13,876	16,032
Other long-term liabilities	700	694
Total liabilities	38,184	41,925
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,577 and 13,609 issued and outstanding as of March 31, 2022 and June 30, 2021, respectively	1	1
Additional paid-in capital	130,714	129,048
Accumulated deficit	(96,184)	(92,346)
Accumulated other comprehensive (loss) income	(500)	104
Total stockholders’ equity	34,031	36,807
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$72,215	$78,732

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except per share data)	2022	2021	2022	2021
Revenue, net	$50,004	$51,570	$155,418	$165,405
Cost of sales	9,657	8,818	28,765	28,404
Gross profit	40,347	42,752	126,653	137,001

Operating expenses:
Commissions and incentives	23,206	25,154	72,760	77,939
Selling, general and administrative	15,316	15,510	47,813	48,027
Total operating expenses	38,522	40,664	120,573	125,966
Operating income	1,825	2,088	6,080	11,035

Other expense:
Interest expense, net	(5)	(2)	(10)	(17)
Other expense, net	(69)	(255)	(385)	(263)
Total other expense	(74)	(257)	(395)	(280)
Income before income taxes	1,751	1,831	5,685	10,755
Income tax expense	(610)	(107)	(1,149)	(2,768)
Net income	$1,141	$1,724	$4,536	$7,987
Net income per share:
Basic	$0.09	$0.12	$0.34	$0.56
Diluted	$0.09	$0.12	$0.34	$0.55
Weighted-average shares outstanding:
Basic	13,195	14,071	13,261	14,175
Diluted	13,257	14,212	13,312	14,420

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

	Revenue by Region
	(Unaudited)

	Three Months Ended March 31,				Nine Months Ended March 31,
(In thousands)	2022		2021		2022		2021
Americas	$33,444	67%	$36,421	71%	$104,600	67%	$116,979	71%
Asia/Pacific & Europe	16,560	33%	15,149	29%	50,818	33%	48,426	29%
Total	$50,004	100%	$51,570	100%	$155,418	100%	$165,405	100%

	Active Accounts
	(Unaudited)

	As of March 31,
	2022		2021		Change from Prior Year	Percent Change
Active Independent Distributors (1)
Americas	38,000	61%	42,000	67%	(4,000)	(9.5)%
Asia/Pacific & Europe	24,000	39%	21,000	33%	3,000	14%
Total Active Independent Distributors	62,000	100%	63,000	100%	(1,000)	(1.6)%

Active Customers (2)
Americas	70,000	74%	79,000	75%	(9,000)	(11.4)%
Asia/Pacific & Europe	25,000	26%	26,000	25%	(1,000)	(3.8)%
Total Active Customers	95,000	100%	105,000	100%	(10,000)	(9.5)%

Active Accounts (3)
Americas	108,000	69%	121,000	72%	(13,000)	(10.7)%
Asia/Pacific & Europe	49,000	31%	47,000	28%	2,000	4.3%
Total Active Accounts	157,000	100%	168,000	100%	(11,000)	(6.5)%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Distributor accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2022	2021	2022	2021
GAAP Net income	$1,141	$1,724	$4,536	$7,987
Interest Expense	5	2	10	17
Provision for income taxes	610	107	1,149	2,768
Depreciation and amortization(1)	838	860	2,443	2,643
Non-GAAP EBITDA:	2,594	2,693	8,138	13,415
Adjustments:
Stock compensation expense	(38)	668	1,362	2,115
Other expense, net	69	255	385	263
Other adjustments(2)	775	1,184	1,221	2,436
Total adjustments	806	2,107	2,968	4,814
Non-GAAP Adjusted EBITDA	$3,400	$4,800	$11,106	$18,229

(1) Includes $101,000 of accelerated depreciation related to a change in lease term and $335,000 leasehold depreciation for the nine months ended March 31, 2021.

(2) Other adjustments breakout:
Class-action lawsuit expenses, net of recoveries	$590	$645	$539	$858
Executive team litigation and severance expenses, net	185	168	651	691
Executive team recruiting and transition expenses	—	371	31	392
Lease abandonment	—	—	—	495
Total adjustments	$775	$1,184	$1,221	$2,436

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2022	2021	2022	2021
GAAP Net income	$1,141	$1,724	$4,536	$7,987
Adjustments:
Class-action lawsuit expenses, net of recoveries	590	645	539	858
Executive team litigation and severance expenses, net(1)	63	112	529	185
Executive team recruiting and transition expenses	—	371	31	392
Accelerated depreciation related to change in lease term	—	—	—	101
Lease abandonment(2)	—	—	—	830
Tax impact of adjustments(3)	(149)	(66)	(238)	(380)
Total adjustments, net of tax	504	1,062	861	1,986
Non-GAAP Net Income:	$1,645	$2,786	$5,397	$9,973

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Diluted earnings per share, as reported	$0.09	$0.12	$0.34	$0.55
Total adjustments, net of tax	0.04	0.07	0.06	0.14
Non-GAAP adjusted diluted earnings per share(4)	$0.12	$0.20	$0.41	$0.69

(1) Net of $122,000 of compensation expense benefit related to unvested stock award reversals during the three and nine months ended March 31, 2022 and net of $450,000 of compensation expense benefit related to unvested stock award reversals during the nine months ended March 31, 2021.
(2) Includes remaining lease rent expense of $495,000 and leasehold depreciation of $335,000 for the nine months ended March 31, 2021.
(3) Three and nine months ended March 31, 2022 tax impact is based on the projected annual tax rate for the year ended June 30, 2022.
(4) May not add due to rounding.